UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2020 (February 5, 2020)
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (972) 443-4000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CE	The New York Stock Exchange
1.125% Senior Notes due 2023	CE /23	The New York Stock Exchange
1.250% Senior Notes due 2025	CE /25	The New York Stock Exchange
2.125% Senior Notes due 2027	CE /27	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Amendments to Change in Control Arrangements

On February 5, 2020, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors (the “Board of Directors”) of Celanese Corporation (the “Company”), as part of a review of the Company’s executive officer compensation to reflect industry standards within its peer group, approved amendments to:

•	Celanese Americas Supplemental Retirement Savings Plan;

•	Celanese Corporation 2008 Deferred Compensation Plan (the “Deferred Compensation Plan”);

•	Executive Change in Control Agreements for the Company’s executive officers (the “CIC Agreements”); and

•	Award Agreements for the 2019 Time- and Performance-Based Restricted Stock Unit Award Agreements.

The amendments to the above plans and agreements:

•
Modify the definition of a “Change in Control” for all participants to apply to a transaction or series of transactions where a nonaffiliate of the Company acquires at least 30%, rather than 50%, of the total combined voting power of the Company’s securities eligible to vote in an election of the Board;

•
For the CIC Agreements, (1) add a prorated cash bonus under the Company’s annual incentive plan for the year of termination to reflect services rendered; (2) clarify that outplacement benefits continue for up to 12 months at the option of the executive; and (3) make other nonsubstantive and clarifying changes; and

•	For the CEO’s CIC Agreement only, increase the severance payout from 2.0 to 3.0 times base salary and a computed bonus.

Based upon a recommendation from the Committee, the Board of Directors of the Company also approved the above amendments to the change in control definition provisions of the Deferred Compensation Plan, where approval by the Board of Directors was also required. The changes to the change in control definition in the Deferred Compensation Plan will impact the Celanese Americas Supplemental Retirement Pension Plan, which incorporates that definition from the Deferred Compensation Plan.

Amendments to Severance Plan Benefits

On February 5, 2020, as part of the same peer review of benefits, the Committee also approved changes to the Company’s Executive Severance Benefits Plan applicable to all of the Company’s executive officers to (1) add a “Good Reason” termination provision under which an executive may terminate employment and receive severance benefits if the Company undertakes certain actions adverse to the Executive, including a reduction in base salary to a level that is less than 90% prior to the reduction, or relocation of the executive’s principal place of employment by more than 50 miles; (2) increase the severance benefit from 100% times base and target bonus to 150% for individuals that are “named executive officers” under applicable SEC rules, and to 200% for the CEO; (3) clarify that outplacement benefits continue for up to 12 months after termination of employment at the option of the executive; and (4) make other nonsubstantive and clarifying changes.

Compensatory Arrangements of Certain Officers

On February 5, 2020, the Committee approved an amendment and restatement of the Offer Letter from the Company to Lori J. Ryerkerk, the Company’s chief executive officer and president, dated as of April 5, 2019, to adjust the test for eligibility for retirement to 55 years of age (from 65) and 10 years of service and, as noted above, to increase the benefit to be provided after a change in control from 2.0 to 3.0 times base salary and a computed bonus. In addition, as noted above, the Committee approved an increase in the severance benefits applicable to the CEO under the Company’s Executive Severance Benefits Plan from 1.5 to 2.0 times base salary and bonus.

The foregoing summary of the above amendments, effective as of February 5, 2020, does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated documents, or amendments, as applicable, copies of which are expected to be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020, as required.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ JAMES R. PEACOCK III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date:	February 11, 2020

3